UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2015

SORL Auto Parts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-11991	30-0091294
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

No. 1169 Yumeng Road Ruian Economic Development District Ruian City, Zhejiang Province People’s Republic of China
(Address of principal executive offices)

Registrant’s telephone number, including area code:	86-577-6581-7720

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07   Submission of Matters to a Vote of Security Holders.

On June 20, 2015, SORL Auto Parts, Inc. held its annual meeting of stockholders. Proxies for the meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934. The following matters were submitted to a vote of our stockholders.

1.	To elect seven directors to hold office until the 2015 annual meeting of stockholders and until their successors are elected and qualified.

NAME	FOR	WITHHELD	BROKER NON-VOTES
Xiao Ping Zhang	13,171,534	259,207	4,330,622
Xiao Feng Zhang	13,170,434	260,307	4,330,622
Shu Ping Chi	13,171,534	259,207	4,330,622
Yuhong Li	13,168,534	262,207	4,330,622
Huilin Wang	13,166,934	263,807	4,330,622
Jinbao Liu	13,167,034	263,707	4,330,622
Jiang Hua Feng	13,166,959	263,782	4,330,622

2.	To ratify the appointment of Malone Bailey LLP as the company’s independent registered public accounting firm for fiscal year 2015.

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
17,558,383	138,848	64,132	––

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SORL Auto Parts, Inc.

Date: June 29, 2015	/s/ Xiao Ping Zhang
Xiao Ping Zhang Chief Executive Officer